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                                                                     EXHIBIT 4.2

CERTIFICATE                                                  SHARES
  NUMBER             SEE REVERSE FOR CERTAIN RESTRICTIONS


                               MED-X SYSTEMS, INC.

               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA


                                 PREFERRED STOCK

   The Corporation is authorized to issue 200,000,000 shares of Common Stock, $0.001 par value per share, and 50,000,000 shares of Preferred Stock, $0.001 par value per share.

     This  Certifies that S  P  E  C  I  M  E  N is the owner of  _______  fully
                          -  -  -  -  -  -  -  -
paid and non-assessable shares of Preferred Stock, par value $0.001 per share, of Med-X Systems, Inc. (the "Corporation").

     This Certificate is transferable only on the books of the Corporation by the holder hereof in person, or by duly authorized attorney, upon surrender of this Certificate properly endorsed.

     IN  WITNESS  WHEREOF,  the  Corporation  has  caused this Certificate to be
signed by its duly authorized officers this      day of          , 20  .




     PRESIDENT                                              SECRETARY


                                      -21-
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     THE  SECURITIES  REPRESENTED  BY  THIS CERTIFICATE HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES ARE "RESTRICTED SECURITIES" AND
HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH SALE, PLEDGE, OR TRANSFER WOULD BE IN VIOLATION OF THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE.

     THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, A STATEMENT OF THE DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF WHICH THE CORPORATION IS AUTHORIZED TO ISSUE AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE SECRETARY OF THE CORPORATION.





The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                     UNIF GIFT MIN ACT - Custodian
TEN ENT - as tenants by the entireties                            (Cust) (Minor)
JT TEN - as joint tenants with right of            under Uniform Gifts to Minors
     survivorship and not as tenants In                                      Act
     common                                                              (State)

     Additional abbreviations may also be used though not in the above list.

For Value Received,             hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE



PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

                                                                          shares
of preferred Stock represented by the within certificate, and do hereby irrevocably constitute and appoint ___________________________________ attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated


    NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION
                     OR ENLARGEMENT OR ANY CHANGE WHATEVER.



                                      -22-
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